EXHIBIT 5(a)



                       ADVISORY AGREEMENT

   AGREEMENT made as of the 21st day of September, 1990 between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas (the "Manager"), and USAA MUTUAL FUND, INC., a corporation organized under the laws of the State of Maryland and having a place of business in San Antonio, Texas (the "Company").

   WHEREAS, the Company is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

   WHEREAS, the Manager is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as amended; and

   WHEREAS, the Company is authorized to issue shares of capital stock (the "Shares") in separate classes with each such class representing interests in a separate portfolio of securities and other assets; and

   WHEREAS, the Company presently offers Shares in five classes designated as the Growth Fund, Aggressive Growth Fund, Income Stock Fund, Income Fund and Money Market Fund (the "Existing Funds") (such classes, together with all other classes subsequently established by the Company with respect to which the Company desires to retain the Manager to render investment advisory services hereunder and with respect to which the Manager is willing so to do, being herein collectively referred to as the "Funds");

   NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

   1. APPOINTMENT OF MANAGER.

      (a) Existing Funds. The Company hereby appoints the Manager to act as manager and investment adviser to each of the Existing Funds for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      (b) Additional Funds. In the event that the Company establishes one or more classes of Shares other than the Existing Funds with respect to which it desires to retain the Manager to render management and investment advisory services hereunder, it shall so notify the Manager in writing. If the Manager is willing to render such services it shall notify the Company in writing, whereupon the Company shall appoint the Manager to act as manager and investment adviser to each of such classes of shares for the period and on the terms herein set forth, the Manager shall accept such appointment and agree to render the services herein set forth for the compensation herein provided, and each of such classes of Shares shall become a Fund hereunder.

   2. DUTIES OF MANAGER.

   The Manager, at its own expense, shall furnish the following services and facilities to the Company:

      (a) Investment Program. The Manager will (i) furnish continuously an investment program for each Fund, (ii) determine (subject to the overall supervision and review of the Board of Directors of the Company) what investments shall be purchased, held, sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Company in the investments of each Fund. The Manager will also manage, supervise and conduct the other affairs and business of the Company and of each Fund thereof and matters incidental thereto, subject always to the control of the Board of Directors of the Company and to the provisions of the Company's Articles of Incorporation and Bylaws and the 1940 Act.

      (b) Regulatory Reports.  The Manager shall furnish to the
   Company necessary assistance in:

         (i) The preparation of all reports now or hereafter required by Federal or other laws.


         (ii) The preparation of Prospectuses, Registration Statements, and amendments thereto that may be required by Federal or other laws or by the rules or regulations of any duly authorized commission or administrative body.

      (c) Office Space, Facilities, and Personnel. The Manager shall furnish to the Company office space in the offices of the Manager or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, telephone service and accounting services (in addition to those provided by the custodian and transfer agent) for managing the affairs and investments of the Company. These services are exclusive of the necessary records of any dividend disbursing agent, transfer agent, registrar or custodian.
   The Manager shall compensate all personnel, officers, and Directors of the Company if such persons are also officers or employees of the Manager or its affiliates.

      (d) Fidelity Bond. The Manager shall provide and maintain a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued, against larceny and embezzlement covering each officer and employee of the Company who may singly or jointly with others have access to funds or securities of the Company, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Board of Directors of the Company who are not officers or employees of the Company shall determine, with due consideration to the aggregate assets of the Company to which any such officer or employee may have access.

   3. ALLOCATION OF EXPENSES.

   Except for the services and facilities to be provided by the Manager set forth in Paragraph 2 above, the Company assumes and shall pay all expenses for all other Company operations and activities and shall reimburse the Manager for any such expenses incurred by the Manager. The expenses to be borne by the Company shall include, without limitation:

      (a) the charges and expenses of any registrar, share transfer or dividend disbursing agent, custodian, or depository appointed by the Company for the safekeeping of its cash, portfolio securities and other property;

      (b) the charges and expenses of auditors;

      (c) brokerage commissions for transactions in the portfolio securities of the Company;

      (d) all taxes, including issuance and transfer taxes, and fees payable by the Company to Federal, state or other governmental agencies;

      (e) the cost of share certificates representing Shares of the Company;

      (f) fees involved in registering and maintaining registrations of the Company and of its Shares with the Securities and Exchange Commission and various states and other jurisdictions;

      (g) all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing proxy statements, quarterly reports, semiannual reports, annual reports and other communications (including Prospectuses) to existing shareholders;

      (h) compensation and travel expenses of Directors who are not "interested persons" within the meaning of the 1940 Act;

      (i) the expense of furnishing or causing to be furnished to each shareholder a statement of his account, including the expense of mailing;

      (j) charges and expenses of legal counsel in connection with matters relating to the Company, including, without limitation, legal services rendered in connection with the Company's legal and financial structure and relations with its shareholders, issuance of Company Shares, and registration and qualification of securities under Federal, state and other laws;

      (k) membership or association dues for the Investment Company Institute or similar organizations;

      (l) interest payable on Company borrowings; and

      (m) postage.

   4. ADVISORY FEE.

      (a) For the services and facilities to be provided by the Manager as provided in Paragraph 2 hereof, the Company shall pay to the Manager a monthly fee with respect to the Growth Fund computed as a percentage of aggregate average net assets of such Fund, which on an annual basis is equal to three-fourths of one percent (.75%) of the Monthly Average Net Assets (defined below) of such Fund for such calendar month.

      (b) For the services and facilities to be provided by the Manager as provided in Paragraph 2 hereof, the Company shall pay to the Manager a monthly fee with respect to the Aggressive Growth Fund computed as a percentage of aggregate average net assets of such Fund, which on an annual basis is equal to:

         (1) one-half of one percent (.50%) on an annual basis of the first $200,000,000 of the Monthly Average Net Assets (defined below) of such Fund for such calendar month;


         (2) two-fifths of one percent (.40%) on an annual basis for that portion of Monthly Average Net Assets in excess of $200,000,000 and not over $300,000,000 of such Fund for such calendar month; and

        (3) one-third of one percent (1/3%) for the portion of such Monthly Average Net Assets of such Fund in excess of $300,000,000.

      (c) For the services and facilities to be provided by the Manager as provided in Paragraph 2 hereof, the Company shall pay to the Manager a monthly fee with respect to the Income Stock Fund computed as a percentage of aggregate average net assets of such Fund, which on an annual basis is equal to one-half of one percent (.50%) of the Monthly Average Net Assets (defined below) of such Fund for such calendar month.

      (d) For the services and facilities to be provided by the Manager as provided in Paragraph 2 hereof, the Company shall pay to the Manager a monthly fee with respect to the Income Fund and Money Market Fund computed as a percentage of aggregate average net assets of each Fund, which on an annual basis is equal to twenty-four one-hundredths of one percent (.24%) of all Monthly Average Net Assets (defined below) of each Fund for such calendar month.

      (e) The "Monthly Average Net Assets" of any Fund of the Company for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Directors of the Company in accordance with the Articles of Incorporation of the Company, as of the close of business on each day during such month that such Fund was open for business, by (ii) the number of such days.

      (f) The Manager may from time to time and for such periods as it deems appropriate voluntarily waive fees or otherwise reduce its compensation hereunder.

   5. EXPENSE LIMITATION.

   In the event that expenses of any Fund of the Company for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Company are qualified for offer and sale, the compensation due the Manager for such fiscal year with respect to such Fund shall be reduced by the amount of such excess by a reduction or refund thereof. In the event that the expenses of any Fund exceed any expense limitation which the Manager may, by written notice to such Fund, voluntarily declare to be effective subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall assume expenses of such Fund, to the extent required by such expense limitation.

   In the event this Agreement is terminated with respect to any one or more Funds as of a date other than the last day of the fiscal year of the Company, the Manager shall pay the Company a pro rata portion of the amount that the Manager would have been required to pay, if any, had this Agreement remained in effect for the full fiscal year.

   6. COMPANY TRANSACTIONS.

   In connection with the management of the investment and reinvestment of the assets of the Company, the Manager, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Company and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of portfolio securities for the Company. Subject to this primary requirement, and maintaining as its first consideration the benefits to the Company and its shareholders, the Manager shall have the right, subject to the control of the Board of Directors, to follow a policy of selecting brokers and dealers who furnish statistical, research and other services to the Company or to the Manager.

   The Manager agrees that neither it nor any of its officers or directors will take any long or short position in the capital stock of the Company; provided, however, that such prohibition:

         (a) shall not prevent the Manager from purchasing shares of the capital stock of the Company if orders to purchase such shares are placed upon the receipt by the Manager of purchase orders for such shares and are not in excess of such purchase orders received by the Manager; and

         (b) shall not prevent the purchase of shares of capital stock of the Company by any of the persons above described for their account and for investment at the price at which such shares are available to the public at the time of purchase or as part of the initial capital of the Company.

   7. RELATIONS WITH COMPANY.

   Subject to and in accordance with the Articles of Incorporation and Bylaws of the Company and of the Manager, respectively, it is understood that Directors, officers, agents and shareholders of the Company are or may be interested in the Manager (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Manager are or may be interested in the Company as Directors, officers, shareholders or otherwise, that the Manager (or any such successor) is or may be interested in the Company as a shareholder or otherwise and that the effect of any such interests shall be governed by said Articles of Incorporation and Bylaws.

   8. LIABILITY OF MANAGER.

   No provision of this Agreement shall be deemed to protect the Manager against any liability to the Company or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Director or officer of the Company against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


   9. DURATION AND TERMINATION OF THIS AGREEMENT.

      (a) Duration. This Agreement shall be executed on the first date upon which the Agreement shall have been approved by a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of any Existing Fund. This Agreement shall become effective with respect to any Existing Fund on the date upon which the Agreement shall have been approved by a majority of the outstanding voting securities
   (as that term is defined in the 1940 Act) of such Existing Fund, and with respect to any additional Fund on the date of receipt by the Company of notice from the Manager in accordance with Paragraph 1(b) hereof that the Manager is willing to serve as Manager with respect to such Fund.
   Unless terminated as herein provided, this Agreement shall remain in full force and effect with respect to each Existing Fund through June 30, 1991 and, with respect to each additional Fund, through the first June 30 occurring more than twelve months after the date on which such Fund becomes a Fund hereunder, and shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (a) by either the Directors of the Company or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of such Fund, and (b) in either event by the vote of a majority of the Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (A) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected thereby, and (B) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Company, unless such approval shall be required by any other applicable law or otherwise.

      (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Directors of the Company or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Manager on sixty (60) days' written notice to the other party.

      (c) Automatic Termination. This Agreement shall automatically terminate in the event of its assignment.

   10. NAME OF COMPANY.

   It is understood that the name "USAA," and any logo associated with that name, is the valuable property of the United Services Automobile Association, and that the Company has the right to include "USAA" as a part of its name only so long as this Agreement shall continue and the Manager is a wholly owned subsidiary of the United Services Automobile Association. Upon termination of this Agreement the Company shall forthwith cease to use the "USAA" name and logo and shall submit to its shareholders an amendment to its Articles of Incorporation to change the Company's name.

   11. PRIOR AGREEMENT SUPERSEDED.

   This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

   12. SERVICES NOT EXCLUSIVE.

   The services of the Manager to the Company hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.


   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


USAA MUTUAL FUND, INC.                 USAA INVESTMENT MANAGEMENT
                                         COMPANY

By:/s/ Michael J. C. Roth              By:/s/ Michael J. C. Roth
-------------------------              -------------------------
President                              President


ATTEST:                                ATTEST:


/s/ Michael D. Wagner                  /s/ Michael D. Wagner
---------------------                  ---------------------
Secretary                              Secretary





                           EXHIBIT 5(b)




USAA Investment Management Company
USAA Building
San Antonio, TX  78288


Gentlemen:

   Pursuant to Section 1(b) of the Advisory Agreement dated as of September 21, 1990 between USAA Mutual Fund, Inc. (the "Company") and USAA Investment Management Company (the "Manager"), please be advised that the Company has established two new series of its shares, namely, the Short-Term Bond Fund and the Growth & Income Fund (the "Funds"), and please be further advised that the Company desires to retain the Manager to render management and investment advisory services under the Advisory Agreement to the Funds at the fees stated below:

                      Advisory Fee Schedule

     Twenty-four one hundredths of one percent (.24%) of the aggregate average net assets of the Short-Term Bond Fund and sixty one hundredths of one percent (.60%) of the aggregate average net assets of the Growth & Income Fund.


   Please state below whether you are willing to render such services at the fees stated above.

                                     USAA MUTUAL FUND, INC.


Attest:/s/ Michael D. Wagner         By:/s/ Michael J. C. Roth
----------------------------         -------------------------
Secretary                            President


Dated:    June 1, 1993


   We as the sole shareholder of the above named Funds, do hereby approve the Advisory Service Agreement and are willing to render management and investment advisory services to the Short-
Term Bond Fund and the Growth & Income Fund and the fees stated above.

                                     USAA INVESTMENT MANAGEMENT
                                       COMPANY


Attest:/s/ Alex M. Ciccone           By:/s/ John W. Saunders, Jr.
---------------------------          -----------------------------
Assistant Secretary                  Senior Vice President


Dated:    June 1, 1993